Exhibit 99.2

                                                                           PROXY

                           FFVA Financial Corporation
                                 925 Main Street
                            Lynchburg, Virginia 24504

              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                                ON MARCH 10, 1998

     The undersigned shareholder of FFVA Financial Corporation ("FFVA Financial") hereby constitutes and appoints the Board of Directors, and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to represent and to vote, as designated hereon, all shares of common stock, par value $.10 per share, of FFVA Financial that the undersigned is entitled to vote at the Special Meeting of Shareholders of FFVA Financial to be held at the Holiday Inn Select, 601 Main Street, Lynchburg, Virginia, on March 10, 1998, at 10:00 a.m., local time, and at any and all postponements and adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of a copy of the accompanying Joint Proxy Statement/Prospectus for the Special Meeting and Notice of Special Meeting of Shareholders.

                                                                        FOR               AGAINST            ABSTAIN

1.       Approve the Agreement and Plan of Merger dated
         as of December 16, 1997, between One Valley                    |_|                 |_|                |_|
         Bancorp, Inc., and FFVA Financial Corporation

2.       Approve the provision to amend Article 10,
         Section A of the Restated Articles of Incorporation
         to provide for the merger of FFVA Financial                    |_|                 |_|                |_|
         Corporation with and into One Valley Bancorp,
         Inc.

================================================================================
     Unless otherwise specified on this Proxy, the shares represented by this Proxy when properly executed will be voted "FOR" the propositions listed above and described more fully in the Joint Proxy Statement/Prospectus of One Valley Bancorp, Inc., and FFVA Financial Corporation, distributed in connection with this Special Meeting.

                                       Dated:



                                               (Signature of Shareholder)
                                               All joint owners must sign

                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title. If more than one trustee, all should sign.

The Board of Directors recommends a vote "FOR" the listed propositions.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
REVOKED PRIOR TO ITS EXERCISE.
================================================================================